Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

200 Lake Street East, Wayzata, MN 55391-1693

TCF National Bank to Issue $75 million of Subordinated Notes

Wayzata, MN, February 1, 2006 - TCF National Bank (“TCF Bank”) a wholly-owned subsidiary of TCF Financial Corporation (“TCF”) will issue $75 million of subordinated notes on February 6, 2006, due February 1, 2016.

The notes bear interest at a fixed rate of 5.50% until maturity.  The notes will qualify as Tier 2 or supplementary capital for regulatory purposes, subject to certain limitations.  TCF Bank will pay $75 million to TCF as a return of capital.  TCF will use the funds for general corporate purposes, which may include repurchases from time to time in the open market of TCF common stock.

TCF is a Wayzata, Minnesota-based national financial holding company with $13.4 billion in assets.  TCF has 453 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, brokerage, and investments and insurance sales.

This news release does not constitute an offer to buy or a

solicitation to sell the subordinated notes.

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